Exhibit 99.1

Cannae Holdings, Inc. Enters Into an Agreement to Participate in a Health Care Joint Venture
November 13, 2019

LAS VEGAS--(BUSINESS WIRE)--Nov. 13, 2019-- Cannae Holdings, Inc. (NYSE:CNNE) (“Cannae” or the “Company”) today announced that it has entered into an agreement to participate in a health care joint venture with an investment vehicle advised by an affiliate of The Carlyle Group and another investor with deep health care services experience. The joint venture will focus on acquiring, integrating and operating synergistic health care services companies in the provider and payer space.

Cannae will contribute its T-System business to the joint venture and Cannae’s joint venture partners will contribute equity capital to enable it to acquire other complementary health care services companies. As part of this effort, T-System has also entered into a definitive agreement to acquire a leading provider of coding and clinical documentation services to domestic health care providers which will be funded by the joint venture.

At closing, it is anticipated that Cannae will be a minority shareholder of the joint venture and have all of its T-System intercompany debt repaid, which totaled approximately $60 million as of September 30, 2019. The investment vehicle affiliated with The Carlyle Group will be the majority controlling shareholder of the joint venture. The closing of the foregoing transactions are expected to occur no later than the first quarter 2020, subject to the satisfaction of customary closing conditions.

About Cannae Holdings, Inc.

Cannae (NYSE:CNNE) is a diversified holding company with over $1 billion in book value in assets and boasts a strong track record of investing in a diverse range of assets. Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian HCM Holding Inc., The Dun & Bradstreet Corporation, American Blue Ribbon Holdings, LLC, 99 Restaurants Holdings, LLC and T-System Holding, LLC. Principals at Cannae have successfully acquired over 100 companies with aggregate consideration in excess of $30 billion for Fidelity National Financial. Inc., Cannae and related companies over the last 20 years. More information about Cannae can be found at www.cannaeholdings.com.

Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward- looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to:

changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; and risks and uncertainties related to the success of our externalization.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q, 10-K and other filings with the Securities and Exchange Commission.

View source version on businesswire.com: https://www.businesswire.com/news/home/20191113005197/en/
Source: Cannae Holdings, Inc.

Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com